Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

KushCo Holdings, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, dated November 28, 2018, included in KushCo Holdings, Inc.’s Annual Report on Form 10-K for the year ended August 31, 2018, and to all references to our Firm under the caption “Experts” appearing in the Registration Statement.

/s/ RBSM LLP

RBSM LLP

Henderson, NV

December 26, 2018